EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Boyd Gaming Corporation of our report dated January 28, 2004, except for Note 18 — “Subsequent Events” as to which the date is February 6, 2004, relating to the financial statements of Coast Casinos, Inc., which appears in Boyd Gaming Corporation’s Form 8-K dated July 1, 2004.

/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada

October 19, 2004